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                                                                   Exhibit 10.ac
                        UNIZAN BANK, NATIONAL ASSOCIATION
                      AMENDED SALARY CONTINUATION AGREEMENT

         THIS AMENDED SALARY CONTINUATION AGREEMENT (this "Agreement") is entered into as of this 1st day of August, 2002, by and between Unizan Bank, National Association, a nationally chartered bank with its main office in Canton, Ohio (the "Bank"), and Roger L. Mann, Chairman of the Bank (the "Executive").

         WHEREAS, the Executive has contributed substantially to the success of the Bank and its parent company, Unizan Financial Corp., and the Bank desires that the Executive continue in its employ,

         WHEREAS, to encourage the Executive to remain an employee of the Bank, the Bank is willing to provide salary continuation benefits to the Executive, payable out of the Bank's general assets,

         WHEREAS, none of the conditions or events included in the definition of the term "golden parachute payment" that is set forth in section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of the Bank, is contemplated insofar as the Bank is concerned,

         WHEREAS, on March 7, 2002 UNB Corp., an Ohio corporation and holding company for United National Bank & Trust Co., and BancFirst Ohio Corp. completed a merger transaction whereby BancFirst Ohio Corp. merged with and into UNB Corp. under the terms of the September 5, 2001 Agreement of Merger and Plan of Reorganization, with UNB Corp. being the surviving entity under the name Unizan Financial Corp.,

         WHEREAS, in connection with the merger of BancFirst Ohio Corp. with and into UNB Corp., UNB Corp.'s banking subsidiary, United National Bank & Trust Co., and BancFirst Ohio Corp.'s banking subsidiary, The First National Bank of Zanesville, entered into a plan of merger under which The First National Bank of Zanesville also merged with and into United National Bank & Trust Co., with United National Bank & Trust Co. being the surviving institution under the name Unizan Bank, National Association,

         WHEREAS, the Bank's predecessor, United National Bank & Trust Co., and the Executive entered into a Salary Continuation Agreement dated as of May 1, 2001, providing for specified retirement benefits for the Executive after termination of his employment,

         WHEREAS, consistent with the terms of the May 1, 2001 Salary Continuation Agreement, as successor to United National Bank & Trust Co. the Bank assumed United National Bank & Trust Co.'s obligations under the May 1, 2001 Salary Continuation Agreement,

         WHEREAS, regulations promulgated under ERISA (the Employees Retirement Income Security Act) that became effective on January 1, 2002 govern the regulation of claims procedures contained in the Executive's form of Salary Continuation Agreement,

         WHEREAS, Clark/Bardes Consulting, a benefits consulting firm involved in the design and administration of the Executive's Salary Continuation Agreement, is recommending to its clients that the definition of disability should not create unwanted burdens under the revised ERISA regulations effective January 1, 2002,

         WHEREAS, the revised disability definition in this Agreement, as well as the revised claims and review procedure in Article 6 in this document, were drafted by ERISA counsel retained by Clark/Bardes Consulting,

         WHEREAS, the Bank and the Executive have negotiated and agreed to certain changes in the terms and conditions of the May 1, 2001 Salary Continuation Agreement entered into by the Bank's predecessor and the Executive,

         WHEREAS, the changes the Bank and the Executive have agreed to are (1) eliminating the Executive's right to claim a lump-sum change-in-control benefit under Section 2.4 for voluntary termination of employment without good reason, but preserving the Executive's entitlement to benefits under Section 2.4 if the Executive's employment


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is terminated within three years after the merger transaction with BancFirst
Ohio Corp., whether involuntarily without cause or voluntarily for good reason, and (2) miscellaneous other changes, including revision of the definition of "disability" in Section 1.3 of the May 1, 2001 Salary Continuation Agreement and updating of the claims and review provisions of Article 6, and

         WHEREAS, the Bank and the Executive intend that this Agreement shall become effective immediately.

         NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Whenever used in this Agreement, the following terms shall have the meanings specified--

         1.1 "Accrual Balance" means the amount reflected in Schedule A, which is the amount required to be accrued by the Bank according to generally accepted accounting principles to account for benefits that may become payable to the Executive under this Agreement.

         1.2 "Change in Control" means any one of the following events occurs--

         (a) Merger: Unizan Financial Corp. merges into or consolidates with another corporation, or merges another corporation into Unizan Financial Corp., and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were the holders of Unizan Financial Corp.'s voting securities immediately before the merger or consolidation, or

         (b) Acquisition of Significant Share Ownership: a report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 15% or more of a class of Unizan Financial Corp.'s voting securities (but this clause (b) shall not apply to beneficial ownership of voting shares of Unizan Financial Corp. held by the Bank or another subsidiary of Unizan Financial Corp. in a fiduciary capacity), or

         (c) Change in Board Composition: during any period of two consecutive years, individuals who constitute the board of directors of Unizan Financial Corp. at the beginning of the two-year period cease for any reason to constitute at least a majority thereof; provided, however, that -- for purposes of this clause (c) -- each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period, or

         (d) Sale of Assets: Unizan Financial Corp. sells to a third party substantially all of Unizan Financial Corp.'s assets. For purposes of this Agreement, sale of substantially all of Unizan Financial Corp.'s assets includes sale of the Bank.

         1.3 "Disability" means the Executive suffers a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Bank of the carrier's or Social Security Administration's determination upon the request of the Bank.

         1.4 "Early Retirement Age" [Intentionally Left Blank]

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         1.5 "Early Termination" means Termination of Employment with the Bank before Normal Retirement Age, but "Early Termination" excludes Termination of Employment as a result of death, Disability, Termination for Cause or following a Change in Control.

         1.6 "Early Termination Date" means the month, day and year in which Early Termination occurs.

         1.7 "Effective Date" means May 1, 2001.

         1.8 "Good Reason" means the occurrence of any of the events or conditions described in clauses (a) through (g) hereof without the Executive's express written consent --

         (a) Change in Office or Position or Termination as a Director: failure to elect or reelect or otherwise to maintain the Executive in the office or position, or a substantially equivalent office or position, of or with Unizan Financial Corp. and the Bank that the Executive held immediately before the Change in Control, or the removal or failure to nominate the Executive as a director of Unizan Financial Corp. (or any successor thereto) if the Executive shall have been a director of Unizan Financial Corp. immediately before the Change in Control,

         (b) Adverse Change in the Scope of His Duties or Compensation and Benefits--

                  1) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities, or duties associated with the Executive's position with Unizan Financial Corp. or the Bank compared to the nature or scope of the authorities, powers, functions, responsibilities, or duties associated with the position immediately before the Change in Control,

                  2) a change in the Executive's reporting relationship such that the Executive no longer reports directly to Unizan Financial Corp.'s board of directors,

                  3) a reduction in the aggregate of the Executive's annual compensation received from Unizan Financial Corp. and the Bank, or

                  4) the termination or denial of the Executive's rights to benefits under Unizan Financial Corp.'s or the Bank's benefit, compensation, and incentive plans and arrangements or a reduction in the scope or value thereof, which situation is not remedied within 10 calendar days after written notice to Unizan Financial Corp. from the Executive,

         (c) Adverse Change in Circumstances: the Executive determines that a change in circumstances has occurred after a Change in Control, including without limitation a change in the scope of the business or other activities for which the Executive is responsible compared to his responsibilities immediately before the Change in Control, (1) rendering the Executive substantially unable to carry out, substantially hindering the Executive's performance of, or causing the Executive to suffer a substantial reduction in, any of the authorities, powers, functions, responsibilities, or duties associated with the office or position held by the Executive immediately before the Change in Control, and (2) which situation is not remedied within 10 calendar days after written notice to Unizan Financial Corp. from the Executive of such determination. Provided his determination is made in good faith, the Executive's determination will be conclusive and binding upon the parties hereto. The Executive's determination will be presumed to have been made in good faith, unless Unizan Financial Corp. establishes by clear and convincing evidence that it was not made in good faith,

         (d) Liquidation and Merger of Unizan Financial Corp. or the Bank: the liquidation, dissolution, merger, consolidation, or reorganization of Unizan Financial Corp. or the Bank or transfer of all or

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                  substantially all of the business or assets of either Unizan
                  Financial Corp. or the Bank, unless the successor or successors (by liquidation, merger, consolidation, reorganization, transfer, or otherwise) to which all or substantially all of the business or assets have been transferred (directly or by operation of law) assumes all duties and obligations of Unizan Financial Corp. and the Bank under this Agreement,

         (e) Relocation of the Executive: Unizan Financial Corp. or the Bank relocates its principal executive offices, or requires the Executive to have his principal location of work changed, to any location that is more than 15 miles from the location thereof immediately before the Change in Control, or requires the Executive to travel away from his office in the course of discharging his responsibilities or duties hereunder at least 20% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than was required of Executive in any of the three full years immediately before the Change in Control,

         (f) Change in Administrative Support: the adverse and substantial alteration in the nature and quality of the office space within which the Executive performs his duties, including the size and location thereof, or a substantial reduction in the secretarial and administrative support provided to the Executive, or

         (g) Breach of this Agreement: without limiting the generality or effect of the foregoing, any material breach of this Agreement by Unizan Financial Corp., the Bank, or any successor thereto.

         For purposes of Section 2.4 of this Agreement only, the term "Change in Control" as used in this Section 1.8 includes the March 7, 2002 merger between UNB Corp. and BancFirst Ohio Corp.

         1.9      "Normal Retirement Age" means the Executive's 64th birthday.

         1.10 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment with the Bank.

         1.11 "Person" means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

         1.12 "Plan Year" means a twelve-month period commencing on May 1 and ending on the last day of April of each year. The initial Plan Year shall commence on the Effective Date of this Agreement.

         1.13 "Termination of Employment" means that the Executive shall have ceased to be employed by the Bank for any reason whatsoever, excepting a leave of absence approved by the Bank. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of termination of the Executive's employment, the Bank shall have the sole and absolute right to decide the dispute, unless a Change in Control shall have occurred.

         1.14 "Termination for Cause" means the definition of termination for cause specified in any effective severance or employment agreement existing on the date hereof or hereafter entered into between the Executive and the Bank or Unizan Financial Corp. If the Executive is not a party to an effective severance or employment agreement containing a definition of termination for cause, Termination for Cause means the Bank has terminated the Executive's employment for any of the following reasons --

         (a)      gross negligence or gross neglect of duties,

         (b) commission of a felony or commission of a misdemeanor involving moral turpitude, or

         (c) fraud, disloyalty or willful violation of any law or significant Bank policy committed in connection with the Executive's employment and resulting in an adverse effect on the Bank. No act or failure

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                  to act on the Executive's part shall be considered "willful"
                  unless the Executive has acted without good faith, or without good faith has failed to act, and the Executive's action or inaction is without a reasonable belief that his action or inaction is in the Bank's best interests.

                                    ARTICLE 2
                                    BENEFITS

         2.1 Normal Retirement Benefit. For Termination of Employment of the Executive on or after the Normal Retirement Age for reasons other than death, the Bank shall pay to the Executive the benefit described in this Section 2.1 instead of any other benefit under this Agreement.

         2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is $159,400. In its sole discretion, the Bank's board of directors may increase the annual benefit under this Section 2.1.1, but any increase shall require recalculation of Schedule A.

         2.1.2 Payment of Benefit. Beginning with the month after the Executive's Normal Retirement Date, the Bank shall pay the annual benefit to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for 15 years.

         2.2 Early Termination Benefit. For Early Termination the Bank shall pay to the Executive the benefit described in this Section 2.2 instead of any other benefit under this Agreement.

         2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the Early Termination Annual Benefit amount set forth in Schedule A for the Plan Year ending immediately before the Early Termination Date (except that during the first Plan Year the benefit is the amount set forth for Plan Year 1). If the Executive is entitled to an Early Termination Annual Benefit amount as set forth in the attached Schedule A, interest will be credited on the Accrual Balance at an annual rate of 7.5 percent, compounded monthly, during the period between Termination of Employment and the Normal Retirement Date. In its sole discretion, the Bank's board of directors may increase the annual benefit under this Section 2.2.1, but any increase shall require recalculation of Schedule A.

         2.2.2 Payment of Benefit. Beginning with the month after the Normal Retirement Age, the Bank shall pay the annual benefit to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for 15 years.

         2.3 Disability Benefit. For Termination of Employment of the Executive because of Disability before the Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 2.3 instead of any other benefit under this Agreement.

         2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the Disability Annual Benefit amount set forth in Schedule A for the Plan Year ending immediately before the date on which Termination of Employment occurs (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1). In its sole discretion, the Bank's board of directors may increase the annual benefit under this Section 2.3.1, but any increase shall require recalculation of Schedule A.

         2.3.2 Payment of Benefit. Beginning with the month after Normal Retirement Age, the Bank shall pay the Disability Annual Benefit amount to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for 15 years.

         2.4 Change-in-Control Benefit. The Bank shall pay to the Executive the benefit described in this Section 2.4 instead of any other benefit under this Agreement if, within three years after a Change in Control or at any time on or before March 7, 2005, the Executive's Termination of Employment occurs voluntarily for Good Reason or involuntarily. However, no benefits shall be payable under this Agreement if Termination of Employment occurs under Article 5 of this Agreement.

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         2.4.1    Amount of Benefit: The benefit under this Section 2.4 is
                  determined by vesting the Executive in the Normal Retirement Age Accrual Balance ($1,441,874) required by Section 2.1, without reduction for the time value of money or other discount. In its sole discretion, the Bank's board of directors may increase the benefit under this Section 2.4.1, but any increase shall require recalculation of Schedule A.

         2.4.2 Payment of Benefit: The Bank shall pay the Change-in-Control benefit under Section 2.4 of this Agreement to the Executive in one lump sum within three days after Termination of Employment of the Executive.

         2.5 Petition for Payment of Vested Normal Retirement Benefit, Vested Early Termination Benefit or Vested Disability Benefit. If the Executive is entitled to the normal retirement benefit provided by Section 2.1, the Early Termination benefit provided by Section 2.2, or the Disability benefit provided by Section 2.3, the Executive may petition the board of directors to have the Accrual Balance amount corresponding to that particular benefit paid to the Executive in a single lump sum after (a) deduction of any normal retirement benefits, Early Termination benefits or Disability benefits already paid, and
(b) addition of interest at the rate of 7.5% on the Accrual Balance not yet paid for the period from Termination of Employment to payment of the lump sum amount. The board of directors shall have sole and absolute discretion about whether to pay the remaining Accrual Balance in a lump sum. If payment of the remaining Accrual Balance is paid in a single lump sum, the Bank shall have no further obligations under this Agreement.

         2.6 Change-in-Control Payout of Vested Normal Retirement Benefit, Vested Early Termination Benefit or Vested Disability Benefit Being Paid to the Executive at the Time of a Change in Control. If a Change in Control occurs at any time during the entire 15-year salary continuation benefit payment period and if at the time of that Change in Control the Executive is receiving the benefit provided by Section 2.1.2, Section 2.2.2, or Section 2.3.2, the Bank shall pay the remaining salary continuation benefits to the Executive, his beneficiaries, or estate in a lump sum within three days after the Change in Control. The lump-sum payment due to the Executive, his beneficiaries, or estate as a result of a Change in Control shall be an amount equal to the Accrual Balance amount corresponding to that particular benefit then being paid to the Executive, his estate, or beneficiaries under Section 2.1.2, Section 2.2.2, or
Section 2.3.2 after (a) deduction of any normal retirement benefits, Early Termination benefits, or Disability benefits already paid, and (b) addition of interest at the rate of 7.5% on the Accrual Balance not yet paid for the period from Termination of Employment to payment of the lump sum amount.

         2.7 Contradiction in Terms of Agreement and Schedule A. If there is a contradiction in the terms of this Agreement and the Schedule A attached hereto concerning the benefits due under Section 2.2, 2.3, or 2.4 hereof, then the actual amount of benefits prescribed by this Agreement shall control.

                                    ARTICLE 3
                                 DEATH BENEFITS

         3.1 Death During Active Service. Except as provided in Section 5.2, if the Executive dies in active service to the Bank before Normal Retirement Age, instead of any benefit payable under this Agreement the Bank shall pay to the Executive's beneficiary(ies) the benefit described in the Split Dollar Agreement and Endorsement attached to this Agreement as Addendum A.

         3.2 Death During Benefit Period. If the Executive dies after benefit payments under Article 2 of this Agreement have commenced but before receiving all such payments, the Bank shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived. In that case, no death benefit shall be payable under this Article 3.

         3.3 Death After Termination of Employment But Before Benefit Payments Commence. If the Executive is entitled to benefit payments under Article 2 but dies before payments commence, the benefits shall be payable to the Executive's beneficiary(ies), but payments shall commence on the first day of the month after the date

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of the Executive's death. Payments shall be made in the same amounts they would have been paid to the Executive had the Executive survived.

         3.4 Petition for Benefit Payments. If the Executive dies before receiving any or all benefit payments to which he is entitled under Section 2.1,
Section 2.2, or Section 2.3, respectively, the Executive's beneficiary(ies) or estate may petition the board of directors to have the Accrual Balance corresponding to that particular benefit paid to the Executive's beneficiary(ies) or estate in a single lump sum after (a) deduction of any normal retirement benefits, Early Termination benefits, or Disability benefits already paid, and (b) addition of interest at the rate of 7.5% on the Accrual Balance not yet paid for the period from the Executive's Termination of Employment to payment of the lump sum amount. The board of directors shall have sole and absolute discretion about whether to pay the remaining Accrual Balance in a lump sum. If payment of the remaining Accrual Balance is paid in a single lump sum, the Bank shall have no further obligations under this Agreement.

         3.5 Change-in-Control Payout of Vested Normal Retirement Benefit, Vested Early Termination Benefit or Vested Disability Benefit Being Paid to the Executive's Estate or Beneficiaries at the Time of a Change in Control. If a Change in Control occurs at any time during the entire 15-year salary continuation benefit payment period and if at the time of that Change in Control the Executive's estate or beneficiaries are receiving the benefit provided by
Section 2.1.2, Section 2.2.2, or Section 2.3.2, the Bank shall pay the remaining salary continuation benefits to the Executive's beneficiaries or estate in a lump sum within three days after the Change in Control. The lump-sum payment due to the Executive's beneficiaries or estate as a result of a Change in Control shall be an amount equal to the Accrual Balance amount corresponding to that particular benefit then being paid to the Executive's estate or beneficiaries under Section 2.1.2, Section 2.2.2, or Section 2.3.2 after (a) deduction of any normal retirement benefits, Early Termination benefits, or Disability benefits already paid, and (b) addition of interest at the rate of 7.5% on the Accrual Balance not yet paid for the period from Termination of Employment to payment of the lump sum amount.

                                    ARTICLE 4
                                  BENEFICIARIES

         4.1 Beneficiary Designations. The Executive shall designate a beneficiary or beneficiaries by filing a written designation with the Bank. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will be effective only if signed by the Executive and accepted by the Bank during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

         4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Bank may require such proof of incapacity, minority or guardianship as the Bank deems appropriate before distribution of the benefit. Distribution shall completely discharge the Bank from all liability for such benefit.

                                    ARTICLE 5
                               GENERAL LIMITATIONS

         5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement if Termination of Employment is a result of Termination for Cause.

         5.2 Suicide or Misstatement. The Bank shall not pay any benefit under this Agreement if the Executive commits suicide within three years after the Effective Date of this Agreement. In addition, the Bank shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on an

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employment application or resume provided to the Bank, or on any application for any benefits provided by the Bank to the Executive.

         5.3 Removal. If the Executive is removed from office or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or section 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

         5.4 Insolvency. If the Office of the Comptroller of the Currency appoints the Federal Deposit Insurance Corporation as receiver for the Bank under 12 U.S.C. 191, all obligations under this Agreement shall terminate as of the date of the Bank's declared insolvency, but vested rights of the contracting parties shall not be affected.

         5.5 FDIC Open-Bank Assistance. Unless the Federal Deposit Insurance Corporation determines that continuation of this Agreement is necessary for the Bank's continued operation, all obligations under this Agreement shall terminate when the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the Federal Deposit Insurance Act. 12 U.S.C. 1823(c). Any rights of the parties that have already vested, however, shall not be adversely affected by such action.

                                    ARTICLE 6
                          CLAIMS AND REVIEW PROCEDURES

         6.1 Claims Procedure. A person or beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

         6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

         6.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

         6.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  6.1.3.1           The specific reasons for the denial,

                  6.1.3.2 A reference to the specific provisions of the Agreement on which the denial is based,

                  6.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

                  6.1.3.4 An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

                  6.1.3.5 A statement of the claimant's right to bring a civil action under ERISA (Employees Retirement Income Security Act) Section 502(a) following an adverse benefit determination on review.


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         6.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

         6.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

         6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

         6.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

         6.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

         6.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  6.2.5.1           The specific reason for the denial,

                  6.2.5.2 A reference to the specific provisions of the Agreement on which the denial is based,

                  6.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

                  6.2.5.4 A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 Amendments and Termination. This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive.

         7.2 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, successors, administrators and transferees.

         7.3 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         7.4 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached, or encumbered in any manner.

         7.5 Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Executive, the Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Bank would be required to perform this Agreement if no such succession had occurred. The Bank's failure to obtain such an assumption agreement before the succession becomes effective shall be considered a breach of this Agreement and shall entitle the Executive to the Change-in- Control Benefit provided in Section 2.4.

         7.6 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         7.7 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Ohio, except to the extent preempted by the laws of the United States of America.

         7.8 Unfunded Arrangement. The Executive and his beneficiary(ies) are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and beneficiary have no preferred or secured claim.

         7.9 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

         7.10 Administration. The Bank shall have the powers that are necessary to administer this Agreement, including but not limited to the power to--

         (a)      interpret the provisions of the Agreement,

         (b) establish and revise the method of accounting for the Agreement,

         (c)      maintain a record of benefit payments, and

         (d) establish rules and prescribe forms necessary or desirable to administer the Agreement.

         7.11 Named Fiduciary. The Bank shall be the named fiduciary and plan administrator under this Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         7.12 Severability. If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall, to the full extent consistent with the law, continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, not held so invalid, and the remainder of such provision, together with all other provisions of this Agreement shall, to the full extent consistent with the law, continue in full force and effect.

         7.13 Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

         7.14 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

                  (a)      If to the Bank, to:
                           Board of Directors
                           Unizan Bank, National Association
                           220 Market Avenue South
                           Canton, Ohio  44702

                  (b)      If to the Executive, to:
                           Roger L. Mann
                           5670 Foxchase Avenue, N.W.
                           Canton, Ohio 44718-3713

                  and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

         7.15 Payment of Legal Fees. (a) The Executive May Enforce this Agreement Through Legal Action. Provided that a Change in Control has occurred, the Bank irrevocably authorizes the Executive to retain from time to time counsel of the Executive's choice to advise and represent him in the interpretation, enforcement or defense of the parties' rights and responsibilities under this Agreement, if--

         (1) the Executive concludes that the Bank has failed to comply with any of its obligations under this Agreement following a Change in Control, or

         (2) if the Bank or any or any other person following a Change in Control takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive under this Agreement, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Bank or any director, officer, stockholder or other person affiliated with the Bank, in any jurisdiction.

         (b) Fees and Expenses Will Be Paid by the Bank. The Bank desires that the Executive not be required to incur legal fees and the related costs and expenses associated with the interpretation, enforcement or defense of Executive's rights under this Agreement by litigation or otherwise, because the amounts thereof would substantially detract from the benefits intended to be extended to the Executive under this Agreement. Therefore, even if the Executive does not prevail in whole or in part in the litigation or other legal action associated with the interpretation, enforcement or defense of Executive's rights under this Agreement, the Bank hereby agrees to pay and be solely financially responsible for any and all attorneys' and related fees, costs and expenses incurred by the Executive in the litigation or other legal action, up to a maximum of $500,000. The fees and expenses of counsel selected by the Executive shall be paid or reimbursed to the Executive by the Bank on a regular, periodic basis, upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with counsel's customary practices. Anything herein to the contrary notwithstanding, nothing in this Agreement authorizes the Bank to pay or the Executive to demand payment of fees, costs and expenses if and to the extent payment of fees, costs and expenses constitutes a "prohibited indemnification payment" within the meaning of Federal Deposit Insurance Corporation Rule 359.1(l)(1) [12 CFR 359.1(l)(1)].This Section 7.15 (b) shall not be operative unless there has first been a Change in Control. The Bank's obligation to pay the Executive's legal fees provided by this Section 7.15 operates separately from, and in addition to, any legal fee reimbursement obligation the Bank or the Bank's parent Unizan Financial Corp. may have with the Executive by virtue of any separate employment, severance, or other agreement between the Executive and the Bank or Unizan Financial Corp.

         (c) Cost of Living Adjustment for Cap on Legal Fee Reimbursement. Upon the occurrence of a Change in Control, the $500,000 cap on legal fee reimbursement provided by Section 7.15(b) will be subject to a cost of living adjustment equal to the value of the expression A x B, in which expression--

                  A = $500,000; and

                  B = Cost of living adjustment or inflation factor. This is computed by dividing the Consumer Price Index for All Urban Consumers ("CPI-U") prepared by the U.S. Bureau of Labor Statistics, or any successor thereto, for the CPI-U for January of the year during which the Change in Control occurs by the CPI-U for January 2000.

The cost of living adjustment provided in this Section 7.15(c) shall be considered to be part of the Executive's payment of legal fees for purposes of this Agreement.

          Illustration of Cost of Living Adjustment. To explain the cost of living adjustment calculation for Payment of Legal Fees, we use the following example.

         First, we determine the appropriate CPI-Us. The Agreement calls for the use of the CPI-Us for January 2000 and the January of the year during which the Change in Control occurs. Assume a Change in Control occurs in April 2009. For illustrative purposes only, the CPI-U for January 2000 is 156.7, and the CPI-U for January 2009 is 213.3.

         Second, we calculate the cost of living adjustment or inflation factor. To do this, we divide the CPI-U for January 2009 (213.3) by the CPI-U for January 2000 (156.7). Our result is 1.361 (i.e., a 36.1 percent increase).

         Finally, we calculate the raw cost of living adjustment. To do this, we multiply the base Payment of Legal Fees amount by the inflation factor. In our example, $500,000 multiplied by the inflation factor of 1.361 equals $680,500.

         (d) The Executive May Choose the Bank's or Unizan Financial Corp.'s Counsel. Notwithstanding any existing or previous attorney-client relationship between the Bank or Unizan Financial Corp. and any counsel chosen by the Executive under Section 7.15(a), the Bank irrevocably consents to the Executive's entering into an attorney-client relationship with that counsel, and the Bank and the Executive agree that a confidential relationship shall exist between the Executive and that counsel.

         7.16 Internal Revenue Code Section 280G Gross Up. (a) Additional Payment to Account for Excise Taxes. If as a result of a Change in Control the Executive becomes entitled to acceleration of benefits under this Agreement or under any other plan or agreement of or with the Bank or Unizan Financial Corp., including accelerated vesting of stock options granted under the "UNB Corp. 1997 Stock Option Plan" and "1987 Stock Option and Performance Unit Plan" and acceleration of benefits under any other benefit, compensation, or incentive plan or arrangement with Unizan Financial Corp. or the Bank (collectively, the "Total Benefits"), and if any part of the Total Benefits is subject to the Excise Tax under section 280G and section 4999 of the Internal Revenue Code (the "Excise Tax"), Unizan Financial Corp. shall pay to the Executive the following additional amounts, consisting of (1) a payment equal to the Excise Tax payable by the Executive under section 4999 on the Total Benefits (the "Excise Tax Payment") and (2) a payment equal to the amount necessary to provide the Excise Tax Payment net of all income, payroll, and excise taxes. Together, the additional amounts described in clauses (1) and (2) are referred to in this Agreement as the "Gross-Up Payment." Payment of the Gross-Up Payment shall be made in addition to the amount set forth in Section 2.4.

         (b) Calculating the Excise Tax. For purposes of determining whether any of the Total Benefits will be subject to the Excise Tax and for purposes of determining the amount of the Excise Tax,

         (1)      Determination of "Parachute Payments" Subject to the Excise
                  Tax: any other payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's Termination of Employment (whether under the terms of this Agreement or any other agreement, the 1997 Stock Option Plan and 1987 Stock Option and Performance Unit Plan or any other benefit plan or arrangement with Unizan Financial Corp., the Bank, any person whose actions result in a Change in Control or any person affiliated with Unizan Financial Corp., the Bank, or such person) shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Internal Revenue Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of the certified public accounting firm that is retained by Unizan Financial Corp. as of the date immediately before the Change in Control (the "Accounting Firm") such other payments or benefits do not constitute (in whole or in part) parachute payments, or such excess parachute payments represent (in whole or in part) reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Internal Revenue Code in excess (as defined in section 280G(b)(3) of the Internal Revenue Code), or are otherwise not subject to the Excise Tax,

         (2) Calculation of Benefits Subject to Excise Tax: the amount of the Total Benefits that shall be treated as subject to the Excise Tax shall be equal to the lesser of (a) the total amount of the Total Benefits reduced by the amount of such Total Benefits that in the opinion of the Accounting Firm are not parachute payments, or (b) the amount of excess parachute payments within the meaning of section 280G(b)(1) (after applying clause (1), above), and

         (3) Value of Noncash Benefits and Deferred Payments: the value of any noncash benefits or any deferred payment or benefit shall be determined by the Accounting Firm in accordance with the principles of sections 280G(d)(3) and (4) of the Internal Revenue Code.

         (c) Assumed Marginal Income Tax Rate. For purposes of determining the amount of the Gross-Up Payments, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar years in which the Gross-Up Payments are to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date of Termination of Employment, net of the reduction in federal income taxes that can be obtained from deduction of such state and local taxes (calculated by assuming that any reduction under section 68 of the Internal Revenue Code in the amount of itemized deductions allowable to the Executive applies first to reduce the amount of such state and local income taxes that would otherwise be deductible by the Executive, and applicable federal FICA and Medicare withholding taxes).

         (d) Return of Reduced Excise Tax Payment or Payment of Additional Excise Tax. If the Excise Tax is later determined to be less than the amount taken into account hereunder when the Executive's employment terminated, the Executive shall repay to Unizan Financial Corp. -- when the amount of the reduction in Excise Tax is finally determined -- the portion of the Gross-Up Payments attributable to the reduction (plus that portion of the Gross-Up Payments attributable to the Excise Tax, federal, state and local income taxes and FICA and Medicare withholding taxes imposed on the Gross-Up Payments being repaid by the Executive to the extent that the repayment results in a reduction in Excise Tax, FICA and Medicare withholding taxes and/or a federal, state or local income tax deduction).

         If the Excise Tax is later determined to be more than the amount taken into account hereunder when the Executive's employment terminated (due, for example, to a payment whose existence or amount cannot be determined at the time of the Gross-Up Payments), Unizan Financial Corp. shall make an additional Gross-Up Payment to the Executive for that excess (plus any interest, penalties or additions payable by the Executive for the excess) when the amount of the excess is finally determined.

         7.17 (a) Accounting Firm Gross-Up Determination. Subject to the provisions of Section 7.16, all determinations required to be made under this
Section 7.17 -- including whether and when a Gross-Up Payment is required, the amount of the Gross-Up Payment, and the assumptions to be used to arrive at the determination (collectively, the "Determination") -- shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to Unizan Financial Corp. and the Executive within 15 business days after receipt of notice from Unizan Financial Corp. or the Executive that there has been a Gross-Up Payment, or such earlier time as is requested by Unizan Financial Corp.

         (b) Fees and Expenses of the Accounting Firm and Agreement with the Accounting Firm. All fees and expenses of the Accounting Firm shall be borne solely by Unizan Financial Corp. or the Bank. Unizan Financial Corp. and the Bank shall enter into any agreement requested by the Accounting Firm in connection with the performance of its services hereunder.

         (c) Accounting Firm's Opinion. If the Accounting Firm determines that no Excise Tax is payable by the Executive, the Accounting Firm shall furnish the Executive with a written opinion to that effect, and to the effect that failure to report Excise Tax, if any, on the Executive's applicable federal income tax return will not result in the imposition of a negligence or similar penalty.

         (d) Accounting Firm's Determination Is Binding. The Determination by the Accounting Firm shall be binding on Unizan Financial Corp., the Bank and the Executive.

         (e) Underpayment and Overpayment. Because of the uncertainty in determining whether any of the Total Benefits will be subject to the Excise Tax at the time of the Determination, it is possible that Gross-Up Payments that should have been made will not have been made by Unizan Financial Corp. ("Underpayment"), or that Gross-Up Payments will be made that should not have been made by Unizan Financial Corp. ("Overpayment").

         If, after a Determination by the Accounting Firm, the Executive is required to make a payment of additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred. The Underpayment (together with interest at the rate provided in section 1274(d)(2)(B) of the Internal Revenue Code) shall be paid promptly by Unizan Financial Corp. to or for the benefit of the Executive.

         If the amount of the Gross-Up Payment exceeds the amount necessary to reimburse the Executive for his Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made. The Overpayment (together with interest at the rate provided in section 1274(d)(2)(B) of the Internal Revenue
Code) shall be paid promptly by the Executive to or for the benefit of Unizan Financial Corp. Provided that his expenses are reimbursed by Unizan Financial Corp. or the Bank, the Executive shall cooperate with any reasonable requests by Unizan Financial Corp. in any contests or disputes with the Internal Revenue Service relating to the Excise Tax.

         (f) Accounting Firm Conflict of Interest. If the Accounting Firm is serving as accountant or auditor for the individual, entity, or group effecting the Change in Control, the Executive may appoint another nationally recognized public accounting firm to make the Determinations required hereunder (in which case the term "Accounting Firm" as used in this Agreement shall be deemed to refer to the accounting firm appointed by the Executive under this paragraph).

         7.18 Automatic Review Procedure. On the third year anniversary of the Effective Date of this Agreement, and continuing on each subsequent third year anniversary, the Bank will automatically review this Agreement for reasonableness of benefits with the intent that the Executive's target benefit shall be 75 percent of compensation less Bank-provided benefits. For purposes of this Agreement, Bank-provided benefits shall include, but are not limited to, the Bank 401(k) match, benefit accruals by the Bank under the United National Bank & Trust Company Pension Plan and Trust through the plan's termination as of April 14, 2002, and the Bank portion of Social Security benefits. The term "compensation" as used in this Section 7.18 means the base annual salary of the Executive projected at the Executive's Normal Retirement Age. Base annual salary refers to compensation of the type that would be required to be reported by Securities and Exchange Commission Rule 228.402(b) (17 CFR 228.402(b)), specifically column (c) of that rule's Summary Compensation Table (or any successor provision), excluding director fees but including elective deferred compensation.

         IN WITNESS WHEREOF, the Executive and a duly authorized Bank officer have signed this Agreement as of the day and year first written above.

THE EXECUTIVE:                     THE BANK:
                                   UNIZAN BANK, NATIONAL ASSOCIATION

                                   By:
---------------------------           -----------------------------------------
Roger L. Mann                      Its:

         Unizan Financial Corp., by its undersigned officer hereunto duly authorized, hereby (1) agrees to and adopts such of the terms, conditions and obligations of this Amended Salary Continuation Agreement between Unizan Bank, National Association and Roger L. Mann as apply by their terms to Unizan Financial Corp., specifically the obligations stated in Section 7.16 and Section
7.17 concerning Gross-Up Payments, and (2) notwithstanding any existing or previous attorney-client relationship between Unizan Financial Corp. and any counsel chosen by the Executive under Section 7.15(a), irrevocably consents to the Executive's entering into an attorney-client relationship with that counsel, and Unizan Financial Corp. agrees that a confidential relationship shall exist between the Executive and that counsel.

                                              UNIZAN FINANCIAL CORP.


                                              By:
                                                -------------------------------
                                              Its:

                                   SCHEDULE A
                        UNIZAN BANK, NATIONAL ASSOCIATION
                      AMENDED SALARY CONTINUATION AGREEMENT

                                  ROGER L. MANN

                                                                                     EARLY          DISABILITY
                                                                                  TERMINATION         ANNUAL
                                                                                ANNUAL BENEFIT       BENEFIT        CHANGE-IN-
            PLAN     AGE AT                      EARLY                            PAYABLE AT       PAYABLE AT        CONTROL
            YEAR      PLAN    ACCRUAL         TERMINATION         VESTED            NORMAL           NORMAL          BENEFIT
    PLAN   ENDING     YEAR   BALANCE @          VESTING          ACCRUAL          RETIREMENT       RETIREMENT      PAYABLE IN A
    YEAR    APRIL      END    7.5% (1)          SCHEDULE         BALANCE           AGE (2)             AGE           LUMP SUM
--------  --------- ---------------------    --------------    ------------    ----------------   -------------   --------------
1           2002       60        $255,552          100% (3)        $255,552             $37,863         $37,863       $1,441,874
2           2003       61        $530,944              100%        $530,944             $72,999         $72,999       $1,441,874
3           2004       62        $827,715              100%        $827,715            $105,603        $105,603       $1,441,874
4           2005       63      $1,147,525              100%      $1,147,525            $135,859        $135,859       $1,441,874
5           2006       64   $1,441,874(4)              100%      $1,441,874            $159,400        $159,400       $1,441,874
6           2007       65      $1,383,092                        $1,383,092
7           2008       66      $1,324,438                        $1,324,438
8           2009       67      $1,261,232                        $1,261,232
9           2010       68      $1,193,118                        $1,193,118
10          2011       69      $1,119,716                        $1,119,716
11          2012       70      $1,040,617                        $1,040,617
12          2013       71        $955,376                          $955,376
13          2014       72        $863,518                          $863,518
14          2015       73        $764,529                          $764,529
15          2016       74        $657,855                          $657,855
16          2017       75        $542,899                          $542,899
17          2018       76        $419,020                          $419,020
18          2019       77        $285,523                          $285,523
19          2020       78        $141,662                          $141,662
20          2021       79              $0                                $0

(1) The Accrual balance reflects payment at the beginning of each month during retirement.

(2) Benefit is based on present value of the current payment stream of the vested accrual balance using a standard discount rate (7.50%).

(3) Participant is 100 percent vested upon effective date of the Salary Continuation Agreement.

(4)  Reflects 11 months data prior to projected retirement in March 2006.

                                   ADDENDUM A
                        UNIZAN BANK, NATIONAL ASSOCIATION
                         AMENDED SPLIT DOLLAR AGREEMENT

         THIS AMENDED SPLIT DOLLAR AGREEMENT is entered into as of this 1st day of August, 2002, by and between Unizan Bank, National Association, a nationally chartered, FDIC-insured bank with its main office in Canton, Ohio (the "Bank") and Roger L. Mann, its Chairman of the Board (the "Executive"). This Amended Split Dollar Agreement shall append the Split Dollar Endorsement entered into on even date herewith, or as subsequently amended, by and between the aforementioned parties.

         WHEREAS, to encourage the Executive to remain an employee of the Bank, the Bank is willing to divide the death proceeds of a life insurance policy on the Executive's life to be effective until the Executive's Normal Retirement Age of 64. The Bank will pay life insurance premiums from its general assets,

         WHEREAS, effective as of May 1, 2001 the Bank's predecessor, United National Bank & Trust Co., and the Executive entered into a Salary Continuation Agreement providing for specified retirement benefits for the Executive after termination of his employment, and a Split Dollar Agreement attached thereto as Addendum A, providing for division of the death proceeds of a life insurance policy on the Executive's life to be effective until the Executive's Normal Retirement Age of 64,

         WHEREAS, on March 7, 2002 UNB Corp., an Ohio corporation and holding company for United National Bank & Trust Co., and BancFirst Ohio Corp. completed a merger transaction whereby BancFirst Ohio Corp. merged with and into UNB Corp. under the terms of the September 5, 2001 Agreement of Merger and Plan of Reorganization, with UNB Corp. being the surviving entity under the name Unizan Financial Corp.,

         WHEREAS, in connection with the merger of BancFirst Ohio Corp. with and into UNB Corp., UNB Corp.'s banking subsidiary, United National Bank & Trust Co., and BancFirst Ohio Corp.'s banking subsidiary, The First National Bank of Zanesville, entered into a plan of merger under which The First National Bank of Zanesville also merged with and into United National Bank & Trust Co., with United National Bank & Trust Co. being the surviving institution under the name Unizan Bank, National Association,

         WHEREAS, consistent with the terms of the May 1, 2001 Salary Continuation Agreement and the Split Dollar Agreement attached thereto as Addendum A, as successor to United National Bank & Trust Co. the Bank assumed United National Bank & Trust Co.'s obligations under the May 1, 2001 Salary Continuation Agreement and the Split Dollar Agreement,

         WHEREAS, regulations promulgated under ERISA (the Employees Retirement Income Security Act) that became effective on January 1, 2002 govern the regulation of claims procedures contained in the Executive's form of Salary Continuation Agreement and Split Dollar Agreement attached thereto as Addendum A,

         WHEREAS, the Bank and the Executive have negotiated and agreed to certain changes in the terms and conditions of the May 1, 2001 Salary Continuation Agreement and the Split Dollar Agreement attached thereto as Addendum A, including revision of the claims and review provisions of Article 6 and miscellaneous other changes,

         WHEREAS, the revised Claims and Review Procedure in Article 6 in this document were drafted by ERISA counsel retained by Clark/Bardes Consulting,

         WHEREAS, the Bank and the Executive are entering into an Amended Salary Continuation Agreement effective as of the date hereof, superseding and replacing in its entirety the May 1, 2001 Salary Continuation Agreement, and the Bank and the Executive intend that this Amended Split Dollar Agreement shall be attached as Addendum A to the Amended Salary Continuation Agreement, superseding and replacing in its entirety the Split Dollar Agreement attached as Addendum A to the May 1, 2001 Salary Continuation Agreement, and

         WHEREAS, the Bank and the Executive intend that this Amended Split Dollar Agreement shall become effective immediately.

         NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                               GENERAL DEFINITIONS

         Capitalized terms not otherwise defined in this Amended Split Dollar Agreement are used herein as defined in the Amended Salary Continuation Agreement of even date herewith. The following terms shall have the meanings specified:

         "Insurer" means West Coast Life Insurance Company.

         "Policy" means insurance policy no. ZUA385988 issued by the Insurer.

         "Insured" means the Executive.

                                    ARTICLE 2
                           POLICY OWNERSHIP/INTERESTS

         2.1 Bank Ownership. The Bank is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Bank shall be the beneficiary of any death proceeds remaining after the Executive's interest has been paid under Section 2.2 of this Amended Split Dollar Agreement.

         2.2 Executive's Interest. The Executive shall have the right to designate the beneficiary(ies) of death proceeds in the amount of $1,441,874. The Executive shall also have the right to elect and change settlement options specified in the Policy that may be permitted. However, the Executive, the Executive's transferee, or the Executive's beneficiary(ies) shall have no rights or interests in the Policy for that portion of the death proceeds designated in this Section 2.2 if the Executive is not in the full-time employment of the Bank at the time of death, except for reason of a leave of absence approved by the Bank.

         2.3 Option to Purchase. The Bank shall not sell, surrender, or transfer ownership of the Policy while this Amended Split Dollar Agreement is in effect without first giving the Executive or the Executive's transferee a right of first refusal to purchase the Policy for the Policy's interpolated terminal reserve value. The right of first refusal to purchase the Policy must be exercised within 60 days from the date the Bank gives written notice of the Bank's intention to sell, surrender, or transfer ownership of the Policy. This provision shall not impair the right of the Bank to terminate this Amended Split Dollar Agreement.

         2.4 Comparable Coverage. Upon execution of this Amended Split Dollar Agreement, the Bank shall maintain the Policy in full force and effect, and the Bank shall not amend, terminate, or otherwise abrogate the Executive's interest in the Policy unless the Bank (a) replaces the Policy with a comparable insurance policy to cover the benefit provided under this Amended Split Dollar Agreement and (b) executes a new Split Dollar Agreement and Endorsement for the comparable insurance policy. The Policy or any comparable policy shall be subject to the claims of the Bank's creditors.

                                    ARTICLE 3
                                    PREMIUMS

         3.1 Premium Payment. The Bank shall pay any premiums due on the Policy.

         3.2 Imputed Income. The Bank shall impute income to the Executive in an amount equal to (a) the current term rate for the Executive's age, multiplied by
(b) the net death benefit payable to the Executive's beneficiary(ies). The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64- 328 and 66-110, or any subsequent applicable authority.

                                    ARTICLE 4
                                   ASSIGNMENT

         The Executive may assign without consideration all interests in the Policy and in this Amended Split Dollar Agreement to any person, entity, or trust. If the Executive transfers all of the Executive's interest in the Policy, then all of the Executive's interest in the Policy and in the Amended Split Dollar Agreement shall be vested in the Executive's transferee, who shall be substituted as a party hereunder, and the Executive shall have no further interest in the Policy or in this Amended Split Dollar Agreement.

                                    ARTICLE 5
                                     INSURER

         The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits, and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Amended Split Dollar Agreement.

                                    ARTICLE 6
                                CLAIMS PROCEDURE

         6.1 Claims Procedure. A person or beneficiary ("claimant") who has not received benefits under this Amended Split Dollar Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

         6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

         6.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

         6.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  6.1.3.1  The specific reasons for the denial,

                  6.1.3.2 A reference to the specific provisions of this Amended Split Dollar Agreement on which the denial is based,

                  6.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

                  6.1.3.4 An explanation of this Amended Split Dollar Agreement's review procedures and the time limits applicable to such procedures, and

                  6.1.3.5 A statement of the claimant's right to bring a civil action under ERISA (Employees Retirement Income Security Act) Section 502(a) following an adverse benefit determination on review.

         6.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

         6.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

         6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

         6.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

         6.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

         6.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  6.2.5.1  The specific reason for the denial,

                  6.2.5.2 A reference to the specific provisions of this Amended Split Dollar Agreement on which the denial is based,

                  6.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

                  6.2.5.4 A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    ARTICLE 7
                           AMENDMENTS AND TERMINATION

         This Amended Split Dollar Agreement may be amended or terminated only by a writing signed by the Bank and the Executive. However, unless otherwise agreed to by the Bank and the Executive, this Amended Split Dollar Agreement will automatically terminate on the Executive's 64th birthday.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 Binding Effect. This Amended Split Dollar Agreement shall bind the Executive and the Bank and their beneficiaries, survivors, executors, administrators, and transferees, and any Policy beneficiary.

         8.2 No Guarantee of Employment. This Amended Split Dollar Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         8.3 Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Executive, the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Amended Split Dollar Agreement in the same manner and to the same extent that the Bank would be required to perform this Amended Split Dollar Agreement if no succession had occurred. The Bank's failure to obtain such an assumption agreement before succession becomes effective shall be considered a breach of the Amended Split Dollar Agreement and shall entitle the Executive to the Change-in-Control Benefits payable under
Section 2.4 of the Amended Salary Continuation Agreement between the Bank and the Executive of even date herewith.

         8.4 Applicable Law. This Amended Split Dollar Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of Ohio, except to the extent preempted by the laws of the United States of America.

         8.5 Entire Agreement. This Amended Split Dollar Agreement constitutes the entire agreement between the Bank and the Executive concerning the subject matter hereof. No rights are granted to the Executive under this Amended Split Dollar Agreement other than those specifically set forth herein.

         8.6 Administration. The Bank shall have powers which are necessary to administer this Amended Split Dollar Agreement, including but not limited to the power to--

         (a)      interpret the provisions of this Amended Split Dollar
                  Agreement,

         (b) establish and revise the method of accounting for this Amended Split Dollar Agreement,

         (c)      maintain a record of benefit payments, and

         (d) establish rules and prescribe forms necessary or desirable to administer this Amended Split Dollar Agreement.

         8.7 Named Fiduciary. The Bank shall be the named fiduciary and plan administrator under this Amended Split Dollar Agreement. The Bank may delegate to others certain aspects of management and operational responsibilities, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         8.8 Severability. If for any reason any provision of this Amended Split Dollar Agreement is held invalid, such invalidity shall not affect any other provision of this Amended Split Dollar Agreement not held so invalid, and each such other provision shall, to the full extent consistent with the law, continue in full force and effect. If any provision of this Amended Split Dollar Agreement shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, not held so invalid, and the remainder of such provision, together with all other provisions of this Amended Split Dollar Agreement shall, to the full extent consistent with the law, continue in full force and effect.

         8.9 Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Amended Split Dollar Agreement.

         8.10 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

                           (a)      If to the Bank, to:
                                    Board of Directors
                                    Unizan Bank, National Association
                                    220 Market Avenue South
                                    Canton, Ohio  44702

                           (b)      If to the Executive, to:
                                    Roger L. Mann
                                    5670 Foxchase Avenue, N.W.
                                    Canton, Ohio  44718-3713

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

         IN WITNESS WHEREOF, the Bank and the Executive have signed this Amended Split Dollar Agreement as of the date and year first written above.

THE EXECUTIVE:                             THE BANK:
                                           UNIZAN BANK, NATIONAL ASSOCIATION

------------------------                   By:
Roger L. Mann                                  --------------------------------

                                           Its:
                                              --------------------------------

                         SPLIT DOLLAR POLICY ENDORSEMENT
                        UNIZAN BANK, NATIONAL ASSOCIATION
                         AMENDED SPLIT DOLLAR AGREEMENT


Policy No. ZUA385988                     Insured:         ROGER L. MANN
           ---------------                        -----------------------------


         Supplementing and amending the application for insurance to West Coast Life Insurance Company ("Insurer") on May 29, 2001 (the application date), the applicant requests and directs that:

                                  BENEFICIARIES

         1. Unizan Bank, National Association, located in Canton, Ohio (the "Bank"), shall be the beneficiary of any death proceeds remaining after the Insured's interest has been paid under paragraph (2) below.

         2. The Insured or the Insured's transferee shall designate the beneficiary(ies) of death proceeds in the amount of $1,441,874, subject to the provisions of paragraph (5) below.

                                    OWNERSHIP

         3. The Owner of the Policy shall be the Bank. The Owner shall have all ownership rights in the Policy except as may be specifically granted to the Insured or the Insured's transferee in paragraph (4) of this endorsement.

         4. The Insured or the Insured's transferee shall have the right to assign his or her rights and interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement, and to exercise all settlement options with respect to such death proceeds.

         5. Notwithstanding the provisions of paragraph (4) above, the Insured, the Insured's transferee, or the Insured's beneficiary(ies) shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement if the Insured is not in the full-time employment of the Bank at the time of death, except for reason of a leave of absence approved by the Bank.

               MODIFICATION OF ASSIGNMENT PROVISIONS OF THE POLICY

         6. Upon the death of the Insured, the interest of any collateral assignee of the Owner of the Policy designated in (3) above shall be limited to the portion of the proceeds described in paragraph (1) above.

                                OWNER'S AUTHORITY

         7. The Insurer is hereby authorized to recognize the Owner's claim to rights hereunder without investigating the reason for any action taken by the Owner, including the Owner's statement of the amount of premiums the Owner has paid on the Policy. The signature of the Owner shall be sufficient for the exercise of any rights under this Endorsement and the receipt of the Owner for any sums received by it shall be a full discharge and release therefor to the Insurer. The Insurer may rely on a sworn statement in form satisfactory to it furnished by the Owner, its successors or assigns, as to their interest and any payments made pursuant to such statement shall discharge the Bank accordingly.

         8. Any transferee's rights shall be subject to this Endorsement.

         9. The Owner accepts and agrees to this split dollar endorsement.

         10. The undersigned is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.


         Signed at Canton, Ohio, this                 day of             , 2002.
                                      ---------------        ------------------

UNIZAN BANK, NATIONAL ASSOCIATION


By:
         --------------------------------------------

Its:
         --------------------------------------------

         The Insured accepts and agrees to the foregoing and, subject to the rights of the Owner as stated above, designates ______________________, (relationship:________________) as primary beneficiary(ies) and
_______________________________, (relationship:___________________) as secondary beneficiary of the portion of the proceeds described in (2) above.

Signed at Canton, Ohio, this             day of                       , 2002.
                             -----------        ---------------------

THE INSURED


--------------------------------
Roger L. Mann